Exhibit 107
Calculation of Filing Fee Tables
F-1
Windward Bio Group AG

Table 1: Newly Registered and Carry Forward Securities	☐ Not Applicable

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to be Paid	1 Equity	Common shares, nominal value of CHF 0.015 per share	457(a)	6,282,679	$18.00	$113,088,222	0.000087	$9,838.68

Fees Previously Paid	2 Equity	Common shares, nominal value of CHF 0.015 per share	457(a)	5,555,555	$18.00	$99,999,990		$8,700.00

Carry Forward Securities

Carry Forward Securities

		Total Offering Amounts:				$213,088,212		$18,538.68

		Total Fees Previously Paid:						$8,700.00

		Total Fee Offsets:						$ 0.00

		Net Fee Due:						$9,838.68
Offering Note

1
Maximum Aggregate Offering Price estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”). Includes the aggregate offering price of additional shares that the underwriters have the option to purchase from the registrant, if any. Amount of Registration Fee calculated pursuant to Rule 457(o) under the Securities Act based on an estimate of the proposed maximum aggregate offering price.

2
(a) The Registrant previously paid a registration fee of $8,700.00 in connection with the initial filing of the Registration Statement on Form F-1 on October 23, 2026. The fee was estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act. This Maximum Aggregate Offering Price was originally estimated pursuant to Rule 457(o) under the Securities Act and is now converted to Rule 457(a) under the Securities Act.

(b) See note 1(b) above.

Table 2: Fee Offset Claims and Sources	☑ Not Applicable

		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rules 457(b) and 0-11(a)(2)

Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Rule 457(p)

Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Table 3: Combined Prospectuses	☑ Not Applicable

	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A